UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

Quince Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38890	90-1024039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 273
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 910-5717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	QNCX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On June 12, 2025, Quince Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), with certain institutional investors (the “Investors”) and certain members of the Company’s management (together with the Investors, the “Purchasers”) whereby the Company will issue and sell to the Purchasers in a private placement (the “Private Placement”): (i) 6,671,928 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 2,000,000 shares of Common Stock, and (iii) accompanying warrants to purchase up to an aggregate of 8,671,928 shares of Common Stock (the “Common Warrants”), for aggregate gross proceeds of approximately $11.5 million (excluding up to approximately $10.4 million of aggregate gross proceeds that may be received in the future upon the cash exercise in full of the Common Warrants issued in the Private Placement), before deducting placement agent fees and other expenses payable by the Company. Each Share and each Pre-Funded Warrant sold pursuant to the Securities Purchase Agreement will be accompanied by one Common Warrant. The combined purchase price of each Share and accompanying Common Warrant is $1.325 (which includes $0.125 per Common Warrant in accordance with the rules and regulations of The Nasdaq Stock Market LLC). The combined purchase price of each Pre-Funded Warrant and accompanying Common Warrant is $1.324 (equal to the combined purchase price per Share and accompanying Common Warrant, minus $0.001). Dirk Thye, our current Chief Executive Officer, Chief Medical Officer, and a member of our board of directors purchased Shares and Common Warrants for an aggregate purchase price of $200,000, Brendan Hannah, our current Chief Operating Officer, Chief Business Officer, and Chief Compliance Officer, purchased Shares and Common Warrants for an aggregate purchase price of $50,000 and Charles Ryan, our current President, purchased Shares and Common Warrants for an aggregate purchase price of $10,000.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and the Purchasers, indemnification rights and other obligations of the parties.

The foregoing description of the terms of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Securities Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Terms of the Pre-Funded Warrants Common Warrants

Each Common Warrant is exercisable for one share of Common Stock at an exercise price of $1.20 per share. The Common Warrants will expire upon the five-year anniversary following the issuance date of the Common Warrants.

The Pre-Funded Warrants are being offered in lieu of shares of Common Stock and each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

A holder (together with its affiliates) of the Pre-Funded Warrants or Common Warrants, as the case may be, may not exercise any portion of the Pre-Funded Warrants or Common Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants or Common Warrants. In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Common Warrant, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Common Warrants, provided that such cashless exercise shall only be permitted if, at the time of such exercise, there is no effective registration statement registering the resale of shares of Common Stock underlying the Common Warrants or if the prospectus contained in such registration statement is not available for the resale of shares of Common Stock underlying the Common Warrants by the Common Warrant holder.

In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

The foregoing descriptions of the terms and conditions of the Common Warrants and the Pre-Funded Warrants do not purport to be complete and are each qualified in their entirety by the full text of the form of Pre-Funded Warrant and the form of Common Warrant, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a Registration Rights Agreement, dated June 12, 2025, with the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”), covering the resale of the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Common Warrants no later than the 120th day following the date of the Registration Rights Agreement (the “Filing Deadline”), and to use reasonable best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than the earlier of: (a) the 30th calendar day following the Filing Deadline (or the 75th day following the Filing Deadline if the SEC notifies the Company that it will “review” the registration statement) and (b) the fifth business day after the date the Company is notified that the registration statement will not be “reviewed” or will not be subject to further review.

The foregoing description of the terms of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the offering and sale of the securities described above are being offered and sold in a private placement under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

4.2	Form of Common Warrant.

10.1	Form of Securities Purchase Agreement, dated June 12, 2025, by and among Quince Therapeutics, Inc. and each of the several purchasers signatory thereto.

10.2	Form of Registration Rights Agreement, dated June 12, 2025, by and among Quince Therapeutics, Inc. and each of the several purchasers signatory thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINCE THERAPEUTICS, INC.

Date: June 13, 2025	By:	/s/ Dirk Thye
	Name:	Dirk Thye
	Title:	Chief Executive Officer and Chief Medical Officer

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